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                                  EXHIBIT 99.3

                                     FORM OF

                        RESTRICTED STOCK AWARD AGREEMENT

                  THIS RESTRICTED STOCK AWARD AGREEMENT (the "Agreement"), dated as of the _____ day of ___________, 2004, between Janus Capital Group Inc., a Delaware corporation (the "Company"), and _________________ (the "Employee").

                               W I T N E S S E T H

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.       Grant and Vesting of Restricted Stock.

(a) Subject to the provisions of this Agreement and to the provisions of the Company's 2004 Employment Inducement Award Plan as amended (the "Plan"), the Company hereby grants to the Employee as of __________, 2004 (the "Grant Date"), ______ shares (the "Restricted Stock") of common stock of the Company, par value $.01 per share ("Common Stock"). All capitalized terms used herein, to the extent not defined, shall have the meaning set forth in the Plan, a copy of which is included with this Agreement.

(b) Subject to the terms and conditions of this Agreement, a percentage of the Restricted Stock shall vest and no longer be subject to any restriction on the anniversaries of the Grant Date in accordance with the schedule set forth below:

                                  Percentage of Restricted Stock Vesting
Vesting Dates                         On Each Specified Vesting Date
-------------                     --------------------------------------
  __/__/20__                                     33-1/3%
  __/__/20__                                     33-1/3%
  __/__/20__                                     33-1/3%

(c) Notwithstanding the provisions of Paragraph 1(b), if the Employee's employment is terminated with the Company due to Retirement, death or Disability, the Restricted Stock shall vest in full.

(d) Except as provided above, in the event that the employment of the Employee with the Company shall terminate, all remaining unvested shares of Restricted Stock shall be forfeited by the Employee effective immediately upon such termination. For purposes of this Agreement, employment with the Company shall include employment with the Company's affiliates and its

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successors. Nothing in this Agreement or the Plan shall confer upon the Employee any right to continue in the employ of the Company or any of its affiliates or interfere in any way with the right of the Company or any such affiliates to terminate the Employee's employment at any time.

2.       Issuance of Shares.

                  Subject to Paragraph 8 (pertaining to the withholding of taxes), as soon as practicable after each vesting event under Paragraph 1(b) or, if the Employee's employment is terminated pursuant to Paragraph 1(c), as soon as practicable after such termination (in each case, provided there has been no prior forfeiture of the Restricted Stock pursuant to the terms of this Agreement and the Plan), the Company shall issue (or cause to be delivered) to the Employee one or more unlegended stock certificates with respect to the Restricted Stock vesting or as a result of such termination, as the case may be (or shall take other appropriate steps to reflect the Employee's unrestricted ownership of the Shares that are subject to this Agreement).

3.       Nontransferability of the Restricted Stock.

                  During the Employee's employment with the Company, the Employee cannot sell more than fifty percent (50%) of their vested shares in excess of the cumulative number of applicable shares issued to the Employee that have become vested. Any unvested shares of the Restricted Stock shall not be transferable by the Employee by means of sale, assignment, exchange, encumbrance, pledge or otherwise.

4.       Rights as a Stockholder.

                  Except as otherwise specifically provided in this Agreement, the Employee shall have all the rights of a stockholder with respect to the Restricted Stock, including without limitation the right to vote the Restricted Stock and the right to receive dividend payments. Dividends and distributions other than regular cash dividends, if any, may result in an adjustment pursuant to Paragraph 5.

5.       Adjustment in the Event of Change in Stock; Change in Control.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Common Stock or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of shares, or, if deemed appropriate, make provision for a cash payment to the Employee or the substitution of other property for shares of Restricted Stock; provided, that the number of shares of Restricted Stock shall always be a whole number.

(b) If a Change of Control (as defined on Exhibit A hereto) occurs, then the shares of Restricted Stock that were forfeitable shall thereupon become non-forfeitable.

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6.       Payment of Transfer Taxes, Fees and Other Expenses.

                  The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares received by an Employee in connection with the Restricted Stock, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

7.       Other Restrictions.

                  The Restricted Stock shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Employee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the delivery or purchase of shares pursuant thereto, then in any such event, the grant of Restricted Stock shall not be effective unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

8.       Taxes and Withholding.

                  No later than the date as of which an amount first becomes includible in the gross income of the Employee for federal income tax purposes with respect to any Restricted Stock, the Employee shall pay all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by either: (i) participating in the Company's program to have shares withheld by the Company's transfer agent (provided that it will not result in adverse accounting consequences to the Company), or (ii) making other payment arrangements satisfactory to the Company. The obligations of the Company under this Agreement shall be conditioned on compliance by the Employee with this Paragraph 8. It is intended that the foregoing provisions of this paragraph shall normally govern the payment of withholding taxes; however, if withholding is not accomplished under the preceding provisions of this paragraph, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Employee, including the delivery of the Restricted Stock that gives rise to the withholding requirement.

9.       Notices.

                  All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Employee:

                             ____________________________

                             ____________________________

                             ____________________________

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                  If to the Company:

                             Janus Capital Group Inc.
                             Attn:  General Counsel
                             100 Fillmore Street, Second Floor
                             Denver, Colorado 80206

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 9. Notice and communications shall be effective when actually received by the addressee.

10.      Effect of Agreement.

                  Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

11.      Laws Applicable to Construction.

                  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Agreement, the Restricted Stock is subject to the terms and conditions of the Plan, which is hereby incorporated by reference.

12.      Severability.

                  The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

13.      Conflicts and Interpretation.

                  In the event of any conflict between this Agreement and the Plan, the Plan shall control except with respect to the definition of Change of Control (attached hereto as Exhibit A). In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and
(iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

14.      Amendment.

                  This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

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15.      Headings.

                  The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

16.      Counterparts.

                  This Agreement may be executed in counterparts, which together shall constitute one and the same original.

                  IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set the Employee's hand.

                                          JANUS CAPITAL GROUP INC.

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                          EMPLOYEE
                                          ______________________________________

                                          Name:_________________________________

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                                    EXHIBIT A

A "Change of Control" shall mean the first to occur of any of the following:

(1) An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this definition; or

(2) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the effective date hereof, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other accrual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and

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         Outstanding Company Voting Securities, as the case may be, (B) no
         Person (other than the Company or any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Business Combination; and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting form such Business Combination; or

(4) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this definition, "person" shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

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